Lyle B. Stewart, P.C.
                            3751 South Quebec Street
                             Denver, Colorado 80237
                             Telephone: 303-267-0920
                                Fax: 303-267-0922

United States Securities and Exchange Commission         September 12, 2000
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20459

Re:  The Quizno's Corporation
     Form S-8, File Number 333-45205
     Termination of Registration

Dear Madams and Sirs:

On behalf of my client, The Quizno's Corporation (the "Corporation"), and pursuant to Rule 101(a)(2)(i) under Regulation S-T promulgated by the U.S. Securities and Exchange Commission (the "Commission"), we are filing herewith Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 referenced above. This Post-Effective Amendment is being filed, pursuant to the undertaking of the Registrant contained in the section in Part II of the Registration Statement entitled "Undertakings," to remove 98,396 unsold shares from registration with the Commission.

If you have any questions with respect to this filing or if comments are to be made regarding the enclosed material, please contact the undersigned at the telephone number above.

                                                    Very truly yours,

                                                    /s/ Lyle B. Stewart

As filed with the U. S. Securities and Exchange Commission on September 12, 2000 Registration No. 333-45205
================================================================================
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT No. 1
                                       to
                                    Form S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            The Quizno's Corporation
             (Exact name of registrant as specified in its charter)

          Colorado                                      84-1169286
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)


                              1415 Larimer Street,
                             Denver, Colorado 80202
                                 (303) 291-0999
               (Address, including Zip Code, and Telephone Number,
      including Area Code, of the Registrant's Principal Executive Offices)

                             Patrick E. Meyers, Esq.
                       Vice President and General Counsel
                            The Quizno's Corporation
                               1415 Larimer Street
                             Denver, Colorado 80202
                                 (720) 359-3300
           (Name, Address and Telephone Number, of Agent for Service)

                                 with a copy to:
                              Lyle B. Stewart, Esq.
                              Lyle B. Stewart, P.C.
                              3751 S. Quebec Street
                             Denver, Colorado 80237
                                 (303) 267-0920

================================================================================

                          DEREGISTRATION OF SECURITIES

A Registration Statement on Form S-8 (Reg. No. 333-45205), was originally filed with the U. S. Securities and Exchange Commission (the "Commission") on January 29, 1998 by the Registrant (the "Registration Statement"), and automatically became effective on such date. The offering of securities by both the Issuer and certain selling shareholders named in the Registration Statement has been terminated.

The total number of shares of the Registrant's common stock registered under the Registration Statement was 150,000. The total number of shares of common stock sold pursuant to the Registration Statement was 51,604, with 98,396 registered shares of common stock remaining unsold at the termination of the offering.

Pursuant to the undertaking of the Registrant contained in the section in Part II of the Registration Statement entitled "Undertakings," the Registrant hereby requests that the 98,396 unsold shares be removed from registration by means of this Post-Effective Amendment No. 1.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on September 12, 2000.

                                                    THE QUIZNO'S CORPORATION

                                                 By        *
                                                    ------------------
                                                    Patrick E. Meyers,
                                                    Vice President and
                                                    General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                                     Title                               Date
    ---------                                     -----                               ----

       *                           President, Chief Executive Officer and       September 12, 2000
------------------                 Director (Principal Executive Officer)
Richard E. Schaden

       *                           Chief Financial Officer and Treasurer        September 12, 2000
------------------                 (Principal Financial and Accounting Officer)
John L. Gallivan

       *                           Vice President, Secretary and Director       September 12, 2000
------------------
Richard F. Schaden

       *                           Director                                     September 12, 2000
------------------
Brad A. Griffin

       *                           Director                                     September 12, 2000
------------------
Mark L. Bromberg

       *                           Director                                     September 12, 2000
------------------
J. Eric Lawrence

       *                           Director                                     September 12, 2000
------------------
Frederick H. Schaden

Patrick E. Meyers, by signing his name hereto, does sign this document on behalf of himself and each of Messrs Richard E. Schaden, Richard F. Schaden, John L Gallivan, Mark L. Bromberg, J. Eric Lawrence, and Frederick H. Schaden in the capacities indicated immediately above pursuant to powers of attorney duly executed by each such person and previously filed with the U. S. Securities and Exchange Commission.

                                                            /s/Patrick E. Meyers
                                                            --------------------
                                                               Patrick E. Meyers
                                                               Attorney-in-Fact

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